NORTHERN FUNDS

                                   FORM N-SAR

                                File No. 811-8236

                        Fiscal Year Ended March 31, 2003


EX-99.77B:  Accountant's Report on Internal Control


INDEPENDENT AUDITORS' REPORT


To the Board of Trustees and Shareholders of Northern Funds

In planning and performing our audits of the financial statements of Northern Funds, as listed in Appendix A (collectively, the "Funds"), for the year ended March 31, 2003 (on which we have issued our reports dated May 9, 2003), we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinions on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the Funds' internal control.

The management of the Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States of America. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in any internal control, misstatements due to error or fraud may occur and not be detected. Also, projections of any evaluation of internal control to future periods are subject to the risk that the internal control may become inadequate because of changes in conditions or that the degree of compliance with policies or procedures may deteriorate.

Our consideration of the Funds' internal control would not necessarily disclose all matters in the internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the Funds' internal control and their operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of March 31, 2003.

This report is intended solely for the information and use of management, the Board of Trustees and Shareholders of Northern Funds, and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

DELOITTE & TOUCHE LLP

Chicago, Illinois
May 9, 2003

                                   APPENDIX A

                               1. Northern Funds

                     California Municipal Money Market Fund
                     Money Market Fund
                     Municipal Money Market Fund
                     U.S. Government Money Market Fund
                     U.S. Government Select Money Market Fund
                     Arizona Tax-Exempt Fund
                     California Intermediate Tax-Exempt Fund
                     California Tax-Exempt Fund
                     Fixed Income Fund
                     Florida Intermediate Tax-Exempt Fund
                     High Yield Fixed Income Fund
                     High Yield Municipal Fund
                     Intermediate Tax-Exempt Fund
                     Global Fixed Income
                     Short-Intermediate U.S. Government Fund
                     Tax-Exempt Fund
                     U.S. Government Fund
                     Global Communications Fund
                     Growth Equity Fund
                     Growth Opportunities Fund
                     Income Equity Fund
                     International Growth Equity Fund
                     International Select Equity Fund
                     Large Cap Value Fund
                     Mid Cap Growth Fund
                     Select Equity Fund
                     Small Cap Value Fund
                     Small Cap Growth Fund
                     Small Cap Index Fund
                     Stock Index Fund
                     Technology Fund
                     Value Fund